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EXHBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form SB-2 Registration Statement of Torbay Holdings, Inc. and Subsidiary our report for the years ended December 31, 2001 and 2000, dated April 18, 2002, relating to the consolidated financial statements of Torbay Holdings, Inc. and Subsidiary which appear in such Form SB-2, and to the reference to our firm under the caption "Experts" in the prospectus.



                              /s/  WEINBERG  &  COMPANY,  P.A.


                              WEINBERG  &  COMPANY,  P.A.
                              Certified  Public  Accountants





Boca Raton, Florida
December 16, 2002



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